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                                                                     EXHIBIT 4.1
WC

WellChoice, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE
IN NEW YORK, N.Y.

SEE REVERSE FOR
CERTAIN DEFINITIONS AND RESTRICTIONS


CUSIP 949475 10 7

This Certifies that
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 PER SHARE OF THE COMMON STOCK OF

WellChoice, Inc.

(hereinafter called the "Corporation") transferable on the books of the Corporation by said holder in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all said provisions. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         In Witness Whereof, the Corporation has caused this certificate to
               [SEAL]                 be signed by the facsimile signatures of
its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated

/s/ Peter Liria, Jr.

SECRETARY



/s/ Michael A. Stocker

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NY)                           TRANSFER AGENT
AND REGISTRAR
BY

AUTHORIZED SIGNATURE


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The shares of stock represented by this certificate are subject to restrictions on ownership and Transfer. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and Transfer, shall be sent without charge to each stockholder who so requests. No Person shall Beneficially Own shares of Capital Stock in excess of any Ownership Limit applicable to such Person. Subject to certain limited specific exemptions, (i) Beneficial Ownership of that number of shares of Capital Stock by an Institutional Investor which would represent 10% or more of the Voting Power would exceed the Institutional Investor Ownership Limit, (ii) Beneficial Ownership of that number of shares of Capital Stock by a Noninstitutional Investor which would represent 5% or more of the Voting Power would exceed the Noninstitutional Investor Ownership Limit, and (iii) Beneficial Ownership of (a) 20% or more of the issued and outstanding shares of Common Stock or (b) any combination of shares in any series or class of Capital Stock that represents 20% or more of the Ownership Interest in the Corporation (determined as provided in the Corporation's Certificate of Incorporation) would exceed the General Ownership Limit. Any Person who attempts to Beneficially Own shares of Capital Stock in violation of this limitation must immediately notify the Corporation. Upon the occurrence of any event that would cause any Person to exceed any Ownership Limit applicable to such Person, all shares of Capital Stock Beneficially Owned by such Person in excess of any Ownership Limit applicable to such Person shall automatically be deemed Excess Shares and shall be transferred automatically to the Share Escrow Agent and shall be subject to the provisions of the Corporation's Certificate of Incorporation. The foregoing summary of the restrictions on ownership and Transfer is qualified in its entirety by reference to the Corporation's Certificate of Incorporation.

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof authorized to be issued, so far as the same have been fixed, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent and Registrar.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM
TEN ENT
JT TEN

as tenants in common
as tenants by the entireties
as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT-                        Custodian


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(Minor)                                                                 (Cust)

                                   under Uniform Gifts to Minors
                                   Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.
Dated
X
NOTICE:
THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.